Exhibit 99.1

VBI Vaccines Appoints Vaughn Himes to Board of Directors

CAMBRIDGE, Mass. (April 25, 2023) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced that Vaughn B. Himes, Ph.D., Chief Technical Officer of Seagen Inc., has joined VBI’s Board of Directors. Dr. Himes has a 30+-year successful track record in biotechnology strategic direction and change management, driving value creation and growth at both small and large biopharmaceutical companies.

“Vaughn brings extensive CMC (chemistry, manufacturing, and controls), product development, quality, and strategic business transformation expertise to VBI,” said Jeff Baxter, VBI’s President and CEO. “In his current and previous roles, Vaughn has developed and delivered CMC strategies in support of seven new commercial launches valued at more than $2 billion, in addition to driving key operational efforts and corporate development deals valued at more than $1.5 billion. Vaughn’s experience will be incredibly valuable as we continue to market our 3-antigen hepatitis B vaccine, PreHevbrio™ [Hepatitis B Vaccine (Recombinant)], and as we advance our development-stage pipeline candidates through clinical development.”

“VBI is uniquely positioned among its peer group with a commercial product, a fully owned GMP (Good Manufacturing Practice) facility, and a proprietary technology platform with promising and diversified development-stage candidates,” said Dr. Himes. “I look forward to working with my fellow board members and with the VBI team as they endeavor to make a meaningful difference in the fight against hepatitis B and other public health and medical challenges.”

Dr. Himes’ industry experience includes nearly 15 years at Seagen, where he is currently the Chief Technology Officer and leads the manufacturing, supply chain, process sciences, and quality functions. During his tenure at Seagen, Dr. Himes has helped lead the transition from a research and development-stage company through the successful commercial launch of its first four commercially marketed products, and has played key roles in Seagen’s M&A activity leading to the recent announcement of Pfizer’s intent to acquire the company. Prior to joining Seagen in 2009, Dr. Himes spent 20 years in leadership roles overseeing CMC, manufacturing, supply chain and logistics, quality control, process development, and product development operations at ZymoGenetics Corporation (acquired by Bristol Myers Squibb), Corixa Corporation (acquired by GlaxoSmithKline), Targeted Genetics Corporation, Genovo Inc., and Wyeth-Lederle Vaccines (later acquired by Pfizer). Dr. Himes holds a Ph.D. in Chemical Engineering from the University of Minnesota, and a B.A in Chemistry from Pomona College. He also serves as a director on the Board for Achieve Life Sciences, Inc.

About PreHevbrio [Hepatitis B Vaccine (Recombinant)]

PreHevbrio is the only 3-antigen hepatitis B vaccine, comprised of the three surface antigens of the hepatitis B virus – S, pre-S1, and pre-S2. It is approved for use in the U.S., European Union/European Economic Area, United Kingdom, Canada, and Israel. The brand names for this vaccine are: PreHevbrio™ (US/Canada), PreHevbri® (EU/EEA/UK), and Sci-B-Vac® (Israel).

Please visit www.PreHevbrio.com for U.S. Important Safety Information for PreHevbrio [Hepatitis B Vaccine (Recombinant)], or please see U.S. Full Prescribing Information.

U.S. Indication

PreHevbrio is indicated for prevention of infection caused by all known subtypes of hepatitis B virus. PreHevbrio is approved for use in adults 18 years of age and older.

U.S. Important Safety Information (ISI)

Do not administer PreHevbrio to individuals with a history of severe allergic reaction (e.g. anaphylaxis) after a previous dose of any hepatitis B vaccine or to any component of PreHevbrio.

Appropriate medical treatment and supervision must be available to manage possible anaphylactic reactions following administration of PreHevbrio.

Immunocompromised persons, including those on immunosuppressant therapy, may have a diminished immune response to PreHevbrio.

PreHevbrio may not prevent hepatitis B infection, which has a long incubation period, in individuals who have an unrecognized hepatitis B infection at the time of vaccine administration.

The most common side effects (> 10%) in adults age 18-44, adults age 45-64, and adults age 65+ were pain and tenderness at the injection site, myalgia, fatigue, and headache.

There is a pregnancy exposure registry that monitors pregnancy outcomes in women who received PreHevbrio during pregnancy. Women who receive PreHevbrio during pregnancy are encouraged to contact 1-888-421-8808 (toll-free).

To report SUSPECTED ADVERSE REACTIONS, contact VBI Vaccines at 1-888-421-8808 (toll-free) or VAERS at 1-800-822-7967 or www.vaers.hhs.gov.

Please see Full Prescribing Information.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such forward-looking statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the COVID-19 pandemic and the continuing effects of the COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio/PreHevbri; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio/PreHevbri; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 13, 2023, and filed with the Canadian security authorities at sedar.com on March 13, 2023, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com